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                         1987 EMPLOYEE STOCK OPTION PLAN

                                       OF

                          SEQUUS PHARMACEUTICALS, INC.

         1.       PURPOSE OF THE PLAN

                  The purposes of the 1987 Employee Stock Option Plan (the "Plan") of SEQUUS Pharmaceuticals, Inc., a Delaware corporation (the "Company") are to;

                  (a) Furnish incentive to individuals chosen to receive options because they are considered capable of responding by improving operations and increasing profits;

                  (b) Encourage selected employees to accept or continue employment with the Company or its Affiliates; and

                  (c) Increase the interest of selected employees in the Company's welfare through their participation in the growth in value of the Common Stock of the Company (the "Common Stock").

                  To accomplish the foregoing objectives, this Plan provides a means whereby employees of the Company and its Affiliates may receive options to purchase Common Stock. Options granted under this Plan will be either incentive stock options ("ISOs") intended to qualify as such under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified options ("NQOs") not intended to qualify as ISOs.

         2.       ELIGIBLE PERSONS

                  Every person who at the date of grant is a full-time employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQOs or ISOs under this Plan. The term "Affiliate" as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Section 425) of the Code. The term "employee" includes an officer or director who is an employee, as well as a non-officer, non-director regular employee of the Company.

         3.       STOCK SUBJECT TO THIS PLAN

                  The total number of shares of stock which may be granted pursuant to this Plan is 5,000,000 shares of Common Stock. Grants to the directors of the Company of options under this Plan may not account for more than 250,000 shares of Common Stock, unless the Administrator (as defined in Section 4) determines that the foregoing provision is not necessary to comply with the provisions of Rule 16b-3 promulgated by the Securities and Exchange commission ("Rule 16b-3") or that Rule 16b-3 is not applicable to the Plan. The Company may not issue
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options to purchase more than 400,000 shares of stock to any one participant in any one year. The shares covered by the portion of any grant which expires unexercised under the Plan shall become available again for grants under the Plan. The number of shares reserved for purchase under the Plan is subject to adjustment in accordance with the provisions for adjustment in the Plan.

         4.       ADMINISTRATION

                  This Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board which shall not have less than two Board members (in either case, the "Administrator"). No option shall be granted to (a) a director of the Company except (i) by the Board when a majority of the members of the Board, and a majority of the directors acting in the matter, are disinterested persons, or (ii) by the Administrator when the Administrator is composed of three or more persons having full authority to act in the matter and each member of the Administrator is a disinterested person, or (b) to an officer of the Company except (i) by the Board, or (ii) by the Administrator when the Administrator is composed solely of three or more directors, or is composed of three or more persons having full authority to act in the matter and each member of the Administrator is a disinterested person, unless, in either case, the Administrator determines that the foregoing provision is not necessary to comply with the provisions of Rule 16b-3 or that Rule 16b-3 is not applicable to the Plan. "Disinterested person," for this purpose, shall have the same meaning as in Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper. Subject to the provisions of this Plan, the Administrator shall have the authority to select the persons to receive options under this Plan, to fix the number of shares that each optionee may purchase, to set the terms and conditions of each option (including whether each option should be a NQO or an ISO), and to determine all other matters relating to this Plan. No member of the Administrator shall be liable for any act or omission on such member's own part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member's own gross negligence or willful misconduct. All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

         5.       GRANTING OF OPTIONS

                  No options shall be granted under this Plan after ten years from the date of adoption of this Plan by the Board of Directors.

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                  Each option shall be evidenced by a written stock option
agreement, in form satisfactory to the Company, executed by the Company and the person to whom such option is granted; provided, however, that the failure by the Company, the optionee, or both to execute such an agreement shall not invalidate the granting of an option. The agreement shall specify whether each option it evidences is a NQO or an ISO.

                  The Administrator may approve the grant of options under this Plan to persons who are expected to become employees of the Company, but are not employees at the date of approval. In such cases, the option shall be deemed granted, without further approval, on the date the grantee becomes an employee and must satisfy all requirements of this Plan for options granted on that date.

         6.       TERMS AND CONDITIONS OF OPTIONS

                  Each option granted under this Plan shall be designated as a NQO or an ISO. Each option shall be subject to the terms and conditions set forth in Section 6.1. NQOs shall be also subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

                  6.1 Terms and Conditions to Which All Options Are Subject. All options granted under this Plan shall be subject to the following terms and conditions:

                           6.1.1 Changes in Capital Structure. Subject to
Section 6.1.2, if the stock Of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, appropriate adjustments shall be made in (a) the number and class of shares of stock subject to this Plan and each option outstanding under this Plan, and (b) the exercise price of each outstanding option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board of Directors in its sole discretion.

                           6.1.2 Corporate Transactions. New option rights may
be substituted for the option rights granted under this Plan, or the Company's obligations as to options outstanding under this Plan may be assumed, by an employer corporation other than the Company, or by a parent or subsidiary of such employer corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved, in such manner that the then outstanding options which are ISOs will continue to be "incentive stock options" within the meaning of
Section 422A of the Code to the full extent permitted thereby. Notwithstanding the foregoing or the provisions of Section 6.1.1, if such

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employer corporation, or parent or subsidiary of such employer corporation, does not substitute new and substantially equivalent option rights for the option rights granted hereunder, or assume the option rights granted hereunder, the option rights granted hereunder shall terminate (a) upon dissolution or liquidation of the Company, or similar occurrence, or (b) upon any merger, consolidation, acquisition, separation, or similar occurrence, where the Company will not be a surviving corporation; provided, however, that each optionee shall be mailed notice at least thirty-five (35) days prior to such dissolution, liquidation, merger, consolidation, acquisition, separation, or similar occurrence, and shall have at least thirty (30) days after the mailing of such notice to exercise any unexpired option rights granted hereunder to the extent exercisable on the date of such event.

                           6.1.3 Time of Option Exercise. Except as determined
otherwise by the Administrator, options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the option, or (b) at such other times as are specified in the written stock option agreement relating to such option.

                           6.1.4 Option Grant Date. Except in the case of
advance approvals described in Section 5, the date of grant of an option under this Plan shall be the date as of which the Administrator approves the grant. No option shall be exercisable, however, until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

                           6.1.5 Nonassignability of Option Rights. No option
granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an option shall be exercisable only by the optionee.

                           6.1.6 Payment. Except at provided below, payment in
full, in cash, shall be made for all stock purchased at the time written notice of exercise of an option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an option is granted or exercised, the Administrator, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment:

                                    (a) Acceptance of the optionee's full
recourse promissory note for all or part of the option price (except for the aggregate par value of the shares being acquired, which must be paid by means of consideration lawful under applicable state law other than such promissory note) payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified by federal tax law at which no additional interest would be imputed), which promissory note may be either secured or

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unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company); and

                                    (b) Delivery by the optionee of Common Stock
already owned by the optionee for all or part of the option price, provided the value (determined as set forth in Section 6.1.11) of such Common Stock is equal on the date of exercise to the option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; provided, however, that if an optionee has exercised any portion of any option granted by the Company by delivery of Common Stock, the optionee may not, within six months following such exercise, exercise any option granted under this Plan by delivery of Common Stock.

                           6.1.7 Termination of Employment. Unless determined
otherwise by the Administrator, in its absolute discretion, option rights granted under this Plan, to the extent such rights have not then expired or been exercised, shall terminate (a) three months, in the case of ISOs and for optionees who are not subject to Section 16(b) of the Exchange Act, and (b) seven months, in the case of NQOs held by an optionee subject to Section 16(b) of the Exchange Act, after an optionee ceases, for any reason, to be an employee or director of the Company or any Affiliate of the Company, and shall not be exercisable on or after said date; provided, that such option rights are exercisable after the date of such termination only to the extent they were exercisable on the date of termination; and provided further, that if termination of employment is due to the disability or death of the optionee, the optionee, or the optionee's personal representative or any other person who acquires the option rights from the optionee by will or the applicable laws of descent and distribution, may within twelve months after the termination of employment, exercise the rights to the extent they were exercisable on the date of the termination. A transfer of an optionee from the Company to an Affiliate or vice versa, or from one Affiliate to another, or a leave of absence duly authorized by the Company, shall not be deemed a termination of employment or a break in continuous employment.

                           6.1.8 Repurchase of Stock. At the option of the
Administrator, the stock to be delivered pursuant to the exercise of any option granted to an employee under this Plan may be subject to a right of repurchase (the "Right of Repurchase") in favor of the Company with respect to any employee whose employment with the Company is terminated. Such Right of Repurchase shall be at the option exercise price and shall expire in accordance with a schedule related to the date of the grant of the option, the date of first employment, or such other date as may be set by the Administrator (in any case, the "Vesting Base Date") with respect to each option grant, as determined by the Board of Directors; provided, that subject to section 6.1.2, in the event of a sale of the Company or substantially all of the assets or stock of the Company to another entity, or a merger in

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which the Company is not the surviving entity, the Board of Directors, in its absolute discretion, may accelerate the expiration of the Right of Repurchase with respect to all or any portion of the shares issuable upon exercise of any outstanding option. Determination of the number of shares subject to such Right of Repurchase shall be made as of the date the employee's employment by the Company terminates, not as of the date that any option granted to such employee is exercised.

                           6.1.9 Withholding and Employment Taxes. At the time
of exercise of an option, the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. The Administrator may, in the exercise of the Administrator's sole discretion, permit an optionee to pay some or all of such taxes by means of a promissory note on such terms as the Administrator deems appropriate. If and to the extent authorized by the Administrator in its absolute discretion after March 1, 1989, an optionee may make an election, by means of a form of election to be prescribed by the Administrator, to have shares of Common Stock which are acquired upon exercise of the option or other securities of the Company withheld by the Company or to tender to the Company other shares of Common Stock or other securities of the Company owned by the optionee on the date of determination of the amount of tax to be withheld as a result of exercise of such option (the "Tax Date") to pay the amount of tax that is required by law to be withheld by the Company as a result of the exercise of such option from amounts payable to such person, subject to the following limitations (unless, except in the case of subparagraphs (a) and (b), Rule 16b-3 is not applicable to Plan):

                                    (a) such election shall be irrevocable;

                                    (b) such election shall be subject to the
disapproval of the Administrator at any time;

                                    (c) such election may not be made within six
months of the grant date of the option the exercise of which resulted in the tax withholding obligation (except that this limitation shall not apply in the event of death or disability of such person occurring prior to the expiration of the six-month period); and

                                    (d) such election must be made either (i) at
least six months prior to the Tax Date, or (ii) in any ten business-day period beginning on the third business day following the date of release by the Company for publication of quarterly or annual summary statements of sales or earnings of the Company.

                  Any securities so withheld or tendered will be valued by the Company as of the Tax Date.

                           6.1.10 Other Provisions. Each option granted under
this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined

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by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the option as an "incentive stock option" within the meaning of Section 422A of the Code.

                           6.1.11 Determination of Value. For purposes of the
Plan, the value of Common Stock or other Securities of the Company shall be determined as follows:

                                    (a) if the stock of the Company is listed on
any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, its fair market value shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication.

                                    (b) If the stock of the Company is regularly
quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

                                    (c) In the absence of an established market
for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business.

                  6.2 Terms and Conditions to Which Only NQOs Are Subject. Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

                           6.2.1 Exercise Price. The exercise price of a NQO
shall be not less than 85 percent of the fair market value (determined in accordance with Section 6.1.11) of the stock subject to the option on the date of grant, except that the exercise price of a NQO granted to any person who owns, directly or indirectly, (or is treated as owning by reason of attribution rules, currently set forth in Code Section 425) stock of the Company constituting more than ten percent of the total combined voting power of all classes of the outstanding stock of the Company or of any Affiliate of the Company (a "Ten Percent Stockholder"), shall in no event be less than 110 percent of such fair market value.

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                           6.2.2 Option Term. Unless an earlier expiration date
is specified by the Administrator at the time of grant, each NQO granted under this Plan shall expire ten years and two days from the date of its grant, except that a NQO granted to any Ten Percent Stockholder shall expire five years from the date of its grant.

                  6.3 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

                           6.3.1 Exercise Price. The exercise price of an ISO,
which shall be approved by the Board of Directors, shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined as described in section 6.1.11) of the stock covered by the option at the time the option is granted, except that the exercise price of an ISO granted to any Ten Percent Stockholder shall in no event be less than 110 percent of such fair market value.

                           6.3.2 Expiration. Unless an earlier expiration date
is specified by the Administrator at the time of grant, each ISO granted under this Plan shall expire ten years from the date of its grant, except that an ISO granted to any Ten Percent Stockholder shall expire five years from the date of its grant.

                           6.3.3 Exercise of an ISO by an Employee Who Holds
Other ISOs. An ISO granted under this Plan shall be exercisable in accordance with Section 6.1.3, subject to the limitations set forth in Sections 5 and 6.3.5.

                           6.3.4 Disqualifying Dispositions. If stock acquired
by exercise of an ISO granted pursuant to this Plan is disposed of within two years from the date of grant of the option or within one year after the transfer of the stock to the optionee, the holder of the stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

         7.       MANNER OF EXERCISE

                  An optionee wishing to exercise an option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in Section 6.1.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price, and, if required, by payment of any federal or state withholding or employment taxes required to be withheld by virtue of the exercise of the option, will be considered as the date such option was exercised.

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                  Promptly after receipt of written notice of exercise of an option, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or transferee of an optionee shall not have any privileges as a stockholder with respect to any stock covered by the option until the date of issuance of a stock certificate.

         8.       EMPLOYMENT RELATIONSHIP

                  Nothing in this Plan or any option granted thereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment at any time, nor confer upon any optionee any right to continue in the employ of the Company or any of its Affiliates.

         9.       AMENDMENT, SUSPENSION OR TERMINATION OF THIS PLAN

                  The Board of Directors may at any time amend, alter, suspend or discontinue this Plan, except to the extent that stockholder approval is required by applicable law; provided, however, that no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any optionee under any option theretofore granted, without his consent, or that, without the affirmative vote of a majority of the votes cast at a meeting at which a quorum of the voting power of the Company is represented in person or by proxy, would:

                  (a) Except as is provided in Section 6.1.1 of this Plan, increase the total number of shares of stock reserved for the purposes of this Plan;

                  (b) Extend the duration of this Plan; or

                  (c) Change the class of persons eligible to receive options granted hereunder.

                  The Board of Directors may, at any time without stockholder approval, amend the Plan and the terms of any option outstanding under the Plan, provided that such amendment is designed to maximize federal income tax benefits accorded to employee stock options and provided further, that with respect to outstanding options, the optionee consents to such amendment.

         10.      EFFECTIVE DATE OF THIS PLAN

                  This Plan shall become effective upon adoption by the Board of Directors, provided, however, that no option shall be exercisable unless and until written consent of the stockholders, of the Company, or approval by stockholders of the Company voting at a validly called stockholders meeting and holding a majority (or such greater number as may be required by law or applicable governmental regulations or orders) of the shares entitled to vote, is obtained within 12 months after adoption by the Board of

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Directors. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.

Plan adopted by the Board of Directors on December 10, 1987.
Plan approved by stockholders on March 1, 1988.
Plan amended by the Board of Directors on January 25, 1990.
Amendments approved by stockholders on May 30, 1990.
Plan amended by Board of Directors on December 12, 1991.
Amendments approved by stockholders on June 16, 1992.
Plan amended by Board of Directors on June 14, 1995.

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